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                                                                   EXHIBIT 10.29



                              CONSULTING AGREEMENT

          This Consulting Agreement is dated effective as of September 1, 2001, and is entered into by and between AMERIVISION COMMUNICATIONS, INC., an Oklahoma corporation (the "COMPANY"), and TRACY C. FREENY, an Oklahoma resident (the "CONSULTANT").

                                BACKGROUND INFORMATION

          The Company is engaged in the business of providing telecommunications and related services (the "SERVICES") to the public, with primary effort being directed to Christian-based organizations and their members. As a founder and former officer of the Company, the Consultant possesses significant experience and expertise in dealing with issues confronted by the Company in its contacts with existing and prospective customers and the organizations whose members or employees are or may become customers. The Company therefor desires to retain Consultant as an independent sales and marketing representative, and the Consultant is willing to be so engaged, but only upon the terms and subject to the conditions set forth below.

          Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                              OPERATIVE PROVISIONS

SECTION 1. ENGAGEMENT AND TERM.

         The Company hereby engages the Consultant and the Consultant hereby accepts engagement by the Company for the period commencing September 1, 2001 (the "COMMENCEMENT DATE") and expiring May 24, 2004 (the "INITIAL TERM"), which engagement shall be automatically extended for unlimited successive one year periods (each a "SUCCESSOR TERM") unless it is terminated during the pendency of any such Term, whether Initial or Successor, by the occurrence of one of the events described in Section 6. hereof, or at the end of any such Term by one party furnishing the other with notice, at least 90 days prior to the expiration of such Term, of an intent to terminate the Consultant's engagement under this Agreement upon the expiration of such Term. As used herein, the word, "TERM", refers to the then current term of this Agreement, whether Initial or Successor.

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SECTION 2. DUTIES

         During the Term of this Agreement, the Consultant shall render services to the Company as an independent sales and marketing consultant. In the performance of such services the Consultant shall have responsibilities, as reasonably designated by the Company, to assist in the areas of:

         a.       recruitment of Company sales and marketing personnel;

         b. development of Company sales and marketing strategies and tactics;

         c. identification of and undertaking of marketing contacts with organizations, pre-qualified by the Company, whose membership might have an interest in using the Company's Services; and,

         d. contact and visitation with organizations, pre-qualified by the Company, and the leadership personnel thereof, whose members or employees constitute existing or potential Company customers. Pre-qualification shall be deemed met in those instances in which the Consultant is approached, on an unplanned and unsolicited basis, at a telecommunications product or services convention, show or other public gathering by an organization's representative who seeks information concerning the Company and its business activities.

The Consultant shall be required to obtain the Company's approval (to be provided by the Company's chairman or his designee) prior to (a) utilizing the services of any other individual or entity in the solicitation of customers for enrollment; or (b) offering to any contacted entity or individual any discounted rate of payment in exchange for which any of its members or employees might be enrolled in or otherwise make use of the Company's Services; and he shall also be expected to protect the Company's interests to the best of his ability, to perform his duties with care and loyalty, and to perform such additional duties appropriate to his primary responsibilities and skills as may be agreed upon by the Consultant and the Company's Board of Directors or its chief executive officer.

         During the Term of this Agreement, the Consultant shall devote such amount of his normal business activities to the performance of the services to be rendered hereunder to the Company as he prudently and reasonably, with good faith, deems appropriate to satisfactorily perform the duties contracted for hereunder, and will at all times use his best efforts to promote the interests and reputation of the Company. Such services shall be rendered on a non-exclusive basis, but always with attention to performing the duties set forth hereunder in a diligent, trustworthy, loyal, businesslike and efficient manner, all for the purposes of advancing the business of the Company.

SECTION 3. INDEPENDENT CONTRACTOR STATUS.

         The services of the Consultant are to be rendered by him as an independent contractor and not as an employee of the Company. In that regard, the Consultant shall not be deemed to be employed by the Company for purposes of the Federal Social Security Act or any federal or state law concerning employment, compensation for employment services rendered or insurance for injuries sustained in the performance of his services, and Consultant shall be required to file all tax forms required of an independent contractor and shall be solely responsible for the payment and reporting of any taxes due on whatever remuneration is paid

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by the Company to Consultant hereunder. Consultant shall have unilateral control over the manner in which he shall provide the consulting services herein contracted for, inclusive of work schedule and the location and operation of any business office, and the Company shall have no direct or implied authority over Consultant's work nor supervisory power over the procedures employed by the Consultant, other than to assure itself with regard to the Consultant's adherence to reasonable standards for the conduct of the services contracted for hereunder.

SECTION 4. CONSULTANT REMUNERATION.

         4.1 NO EMPLOYEE SALARY OR BENEFITS. For the services rendered by Consultant hereunder, he shall receive no salary or other employment compensation nor shall he be eligible to receive any benefits made available to Company employees such as medical, dental or life insurance or the right to participate in Company retirement or other employee benefit plans.

         4.2 INDEPENDENT CONTRACTOR REMUNERATION. For the services rendered by Consultant hereunder, the Company shall pay him, while he is engaged hereunder, and the Consultant shall accept in exchange for such services, a monthly remuneration of $25,000, payable in arrears in substantially equal installments coinciding with the Company's normal remuneration payment cycle or pursuant to such other arrangement as the parties may agree upon; provided that payment of each increment of such remuneration (whether monthly, bi-monthly or otherwise) shall be dependent upon and subject to the Company's prior receipt from Consultant of an invoice identifying the services performed during the period with respect to which payment is requested, by date, hours worked and the nature of the Section 2. duties undertaken (it being agreed that the content of any such invoice shall not be used by the Company as a basis for denying its responsibility for payment of the incremental remuneration then due.)

         4.3 EXPENSES. Subject to the Consultant's adherence to the Company's announced policies regarding (a) the nature and amount of business expenses that may be incurred by independent contractors for which the Company will accept responsibility, and (b) the substantiation that will be required in advance of payment by the Company, the Company shall either reimburse the Consultant for the expenses incurred by him or advance to Consultant the expenses to be incurred by him, in either case in the direct performance of the services to be rendered by him hereunder, provided that, in either instance, the general nature and estimated amount of such expenses are approved, in advance of their incurrence, by the Company's chairman, chief executive officer or director of public relations. The categories of expenses contemplated by this provision shall include:

         a.       Automobile mileage at the current Company approved rate of
                  31.5 cents per mile (subject to increase as and when increased by the Company), measured from and to his business office and not his residence, together with related tolls and parking expenses;

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         b.       Reasonable lodging and meal expenses;

         c. Reasonable expenses incurred by Consultant in paying for the meals consumed by customers or potential customers of the Company or executive personnel of organizations whose members or employees have been targeted by the Company as prospective customers;

         d. Round trip coach class air fare (for Consultant and, if pre-approved by the Company's chairman, then for his spouse as well) and rental car expense to (i) make sales calls or other substantial Company business contacts; or, (ii) attend any business meeting of the Company's employees, officers or directors to which he shall be invited; but in each case only if such call, contact or meeting shall occur outside the State of Oklahoma; and,

         e. Reasonable other expenses incurred by Consultant in performing his duties hereunder.

         If such Company payment is made in the form of a reimbursement of pre-approved expenses actually incurred by Consultant, it shall be made within 30 days following the later of the date upon which (i) Consultant shall submit an invoice and adequate supporting documentation for the same, or (ii) any dispute concerning whether pre-approval was actually granted or the adequacy of the tendered substantiation is resolved. Conversely, if such payment is to be made in the form of an advance of pre-approved expenses to be incurred by Consultant in the future, the Consultant shall be required to submit a proposed expense budget, by hand delivery, to the Company's chief financial officer or his designee, no fewer than five full business days prior to Consultant's departure on Company business; and the Company's failure to pre-approve such budget either on the date of delivery or within the succeeding two business day period shall be deemed to constitute the Company's approval thereof. No expense incurred by Consultant in the performance of any duty hereunder which shall involve (i) travel of two or more days in duration outside the state of Oklahoma, or (ii) an amount exceeding $500, shall be subject to reimbursement, and in each such instance Consultant shall be required to submit the above-referenced advance expense budget for approval.

         The Company acknowledges that it shall be solely responsible for pre-approved (a) manufacturing and shipping costs of table-top, convention or trade show display items, and related expenses, including trade show/convention reservation or space fees, utility charges, assembly and disassembly charges and like costs; and (b) costs of providing to Consultant a suitable quantity of Company literature, in printed or digital format, including, when available and approved by the Company, a PowerPoint or similar computerized presentation of Company products and services for exhibition to prospective customers.

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SECTION 5. FINANCIAL INFORMATION.

         During the Term hereof, in his separate capacity as an advisor to the Company's board of directors, the Consultant will have access to whatever confidential financial information is provided to Company board members, subject at all times to the terms of that certain Confidentiality Agreement, dated as of the date hereof.

SECTION 6. PROPRIETARY INTERESTS.

         During or at any time after the expiration of his service to the Company, the Consultant shall not communicate or divulge to, or use for the benefit of, any individual or entity other than the Company, any proprietary information of the Company received by the Consultant by virtue of his engagement, without first being in receipt of the Company's written consent to do so.

SECTION 7. RESTRICTIVE COVENANTS.

         7.1. AGAINST COMPETITION. During the Term of this Agreement, Consultant shall not engage or become interested in, directly or indirectly, as owner, shareholder, member, partner, co-venturer, director, officer, employee, agent, consultant or otherwise, any activity which is then engaged in by the Company, nor employ or attempt to employ any employee of the Company, or otherwise encourage or attempt to encourage any employee of the Company to leave the Company's employ. Beneficial or record ownership of not more than one percent of the outstanding capital stock of any publicly traded corporation for which the Consultant performs no active management or consulting services shall not be a violation of this Section.

         7.2. NON-DISCLOSURE OF PROPRIETARY INFORMATION; NON-INTERFERENCE WITH RESTRICTED CUSTOMERS. The Consultant acknowledges that all Company records with respect to its customers or its employees ("ASSOCIATED EMPLOYEES") and all lists of customers, proposed customers or Associated Employees of the Company, prepared by or on behalf of the Company, are proprietary and valuable to the Company and not readily available from other sources, and that all personal, financial or business information concerning the customers, proposed customers or Associated Employees of the Company, obtained by the Consultant during the course of the Consultant's engagement by the Company, are similarly proprietary and valuable to the Company and not readily available in the form maintained by the Company from other sources. During the Consultant's engagement by the Company and following the termination thereof, the Consultant will not at any time disclose any of such records, lists or information, nor utilize the same for any reason not previously authorized in writing by the Company. Further, during the period that the Consultant is restricted from competing with the business of the Company pursuant to Subsection 7.1. above, Consultant shall not, directly or indirectly:

         a. solicit, divert or take away, or attempt to solicit, divert or take away, from the Company the business of any Restricted Customer for any product or service

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                  of the Company's business sold (or offered for sale or planned or proposed to be offered for sale) by the Company during the 12 month period prior to the date of the Consultant's termination; or

         b. attempt to cause any Restricted Customer to refrain, in any respect, from acquiring from or through the Company any product or service of its business sold (or actively offered for sale on a current basis or planned or proposed to be offered for sale under a development program to which the Company has devoted substantial resources) during the 12 month period prior to the date of the Consultant's termination.

The capitalized term, "RESTRICTED CUSTOMER," shall be deemed to refer to (a) any actual customer to whom goods or services of the Company's business were provided by the Company during the 12 month period prior to the date of the Consultant's termination, and (b) any prospective customer solicited by the Company (or for whom the Company prepared a specific sales proposal with respect to its business) during that same period.

         7.3. DIVISIBILITY OF COVENANT PERIOD. If any portion of the restrictive covenant contained herein is held to be unreasonable, arbitrary or against public policy, each covenant shall be considered divisible both as to time and geographic area, such that each month within the specified period shall be deemed a separate period of time and each state shall be deemed a separate geographical area, resulting in an intended requirement that the longest lesser time and largest lesser geographic area determined not to be unreasonable, arbitrary or against public policy shall remain effective and be specifically enforceable against the Consultant.

         7.4. COVENANT INDEPENDENT. Each restrictive covenant to which the Consultant shall be obligated under this Agreement shall be construed as a covenant independent of any other covenant or agreement to which the Company shall be obligated, whether contained in this Agreement or any other and whether fully performed or executory, and any claim or cause of action directed by the Consultant against the Company predicated upon such other covenant or agreement, except if based upon the Company's failure to make timely payment of the remuneration to which the Consultant is entitled hereunder, shall not constitute a defense to the enforcement by the Company of any of the Consultant's covenants made hereunder.

         7.5. INDEMNIFICATION. The Consultant hereby agrees to indemnify and hold the Company harmless from and against any losses, claims, damages or expenses, and/or all costs of prosecution or defense of his rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out of court, including without limiting the generality of the foregoing, attorney's fees, and all costs and expenses of litigation, arising from or growing out of the Consultant's breach or threatened breach of any covenant contained herein.


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         7.6. EXTENSION OF COVENANT PERIOD. The period of time during which the
Consultant is prohibited from engaging in the practices identified in 7.1. above shall be extended by any length of time during which the Consultant is in breach of such covenants.

         7.7. SURVIVAL OF COVENANTS. All restrictive covenants contained in this Agreement shall survive the termination of this Agreement.

         8. REMEDIES FOR BREACH OF CONSULTANT'S OBLIGATIONS.

         8.1 INJUNCTIVE RELIEF. The parties agree that the services of the Consultant are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his services, the Consultant will have access to various types of proprietary information of the Company, which, if released to others or used by the Consultant other than for the benefit of the Company, in either case without the Company's consent, could cause the Company to suffer irreparable injury. Therefore, the obligations of the Consultant established under Sections 6 and 7 hereof shall be enforceable both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

         8.2 ARBITRATION. Any controversy, dispute or claim arising out of, in connection with or otherwise relating to any provision of this Agreement, or to the breach, termination or validity hereof or any transaction contemplated hereby (any such controversy, dispute or claim being referred to as a "DISPUTE"), shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force (the "AAA Rules") of the American Arbitration Association (the "AAA"), with application of the following additional procedural requirements. A single arbitrator (the "ARBITRATOR") shall be appointed by the AAA to consider such Dispute within five business days after the demand for arbitration is received by the AAA and the respondent in any such proceeding. The Arbitrator shall be a practicing attorney, licensed in the State of Oklahoma, who is rated "AV" by Martindale-Hubbell Law Directory, who is independent of each party and has no less than 15 years' experience in the practice of law who shall not have performed any legal services for any of the parties or person controlled by any of the parties for a period of five years prior to the date the demand for arbitration is received by the respondent. The Arbitrator's conduct shall be governed by the current version of the Code of Ethics for Arbitrators in Commercial Disputes that has been approved and recommended by the AAA and the American Bar Association.

         The situs for an arbitration pursuant to this Section shall be as agreed to by the parties, failing which it shall be Oklahoma County, Oklahoma. Each party may submit memoranda and other documentation as it or he deems appropriate to aid the formulation of the Arbitrator's decision, and request a hearing (which may be conducted in person or telephonically) so as to be able to present oral testimony and argument. A final arbitration decision and award shall be rendered as soon as reasonably possible and, in any event, within


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30 business days following appointment of the Arbitrator; provided, however, that if the Arbitrator determines that fairness so requires, such period may be extended by no more than 30 additional days. The Arbitrator shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement Expedited Procedures under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein.

         The arbitration decision or award shall be reasoned and in writing, and the Arbitrator shall have the right and authority to determine how the decision or award as to each issue and matter in dispute may be implemented or enforced. Any decision or award shall be final and conclusive on the parties, may include an award of damages, and will not be subject to appeal, review or re-examination by a court of the Arbitrator, except for perjury, fraud, manifest clerical error, or evident partiality or other misconduct by the Arbitrator that prejudices the rights of a party. Judgment upon any decision or award may be entered in any court of competent jurisdiction in the State of Oklahoma or elsewhere; and the parties hereto consent to the application by any party in interest to any court of competent jurisdiction for confirmation or enforcement of such decision or award. The Arbitrator shall determine all the costs and expenses of the arbitration, including travel, transcription and photocopying expenses, any costs of obtaining a location for the arbitration hearing, and the fees, costs and expenses of experts, witnesses, the AAA, the Arbitrator, court reporters, and the attorneys of the parties to the Dispute; and shall include in his or her award or decision an allocation for the foregoing fees, costs and expenses between the parties to the Dispute on such basis as the Arbitrator determines to be fair and reasonable under the circumstances, which may take into account the outcome of the arbitration and provide for all those fees, costs and expenses to be allocated to the losing party. Any arbitration held pursuant to the provisions of this Section shall, to the extent not in conflict with the express terms of this Agreement, be governed by the substantive law of the State of Oklahoma. All arbitrations commenced pursuant to this Agreement while any other arbitration hereunder shall be in progress shall be consolidated and heard by the Arbitrator.

         9. TERMINATION.

         This Agreement is subject to termination by the Consultant prior to the normal expiration of its Term upon his delivery to the Company of notice of such intention, which notice shall be deemed to result in termination 30 days after its receipt by the Company and subject to the right of the Company, following such receipt, to accelerate the effective date of termination to such earlier time as it deems appropriate but retaining the obligation to pay Consultant whatever compensation may then be due for the period preceding such termination date, inclusive of the full 30 day period.

         The Company shall also be entitled to terminate this Agreement prior to its normal expiration date, but only upon the occurrence of any one of the following events: (i) the complete discontinuance of the Company's activities;
(ii) the death of the Consultant; (iii) the occurrence to Consultant of a physical or mental disability which, in the judgment, reasonably exercised, of the Company's Board of Directors, renders him unable to perform


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his normal duties on behalf of the Company for a continuous period of seven weeks (measured from the first day of the month immediately following the occurrence of such disability); or (iv) a determination by the Company that there is "CAUSE" to terminate the Consultant's services. The Company may terminate the Consultant's employment hereunder for CAUSE by notifying the Consultant, at least 30 days in advance of the termination, of each of the grounds therefor. For purposes of this Agreement, CAUSE shall mean any of the following:

         a. the Consultant's breach, which continues or renews at any time after notice and a reasonable opportunity to desist or otherwise cure has been furnished, of any material duty or obligation expressly provided for in this Agreement;

         b. the Consultant's willful failure, which continues or renews at any time after notice and a reasonable opportunity to desist or otherwise cure has been furnished, to adhere to any established, material policy of the Company which has been disclosed to him in writing, including any policy relating to ethical business practices; supplier relations; contracting or otherwise working with government agencies; complying with antitrust laws; equal employment opportunity; health, safety and environmental protection; workplace regulations; sexual or other forms of harassment; financial controls and records; avoiding conflicts of interest; and insider trading and stock tipping;

         c. the Consultant's willful failure, which continues or renews at any time after notice and a reasonable opportunity to desist or otherwise cure has been furnished, to respond to a request by the Company (acting by a majority vote of its Board of Directors) that is related to the performance of the Consultant's duties hereunder, and is reasonable and consistent in light of those duties;

         d. deliberate or intentional actions that result in a significant, continuing and reasonably foreseeable detriment to the Company, including the Consultant's conscious and unauthorized disclosure of any trade secret or confidential information or the Consultant's consciously giving any competitor of the Company assistance in the conduct of such competitor's business;

         e. the Consultant's knowingly engaging in any act that constitutes an usurpation of a business opportunity of the Company, in either case without the advance approval of the Company's Board of Directors;

         f. a willful dishonest act having a direct material adverse financial effect on the Company;

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         g.       conviction of or the entering of a guilty or no contest plea with respect to any felony or any other crime involving moral turpitude; or

         h. a good faith determination by the Company's Board of Directors, supported by an opinion of counsel to the effect that there is an adequate basis upon which such determination may be made, that the Consultant has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates which has materially affected his performance or has raised doubts as to his ability to perform such duties.

         The determination as to whether any of the foregoing Causes has occurred shall be made in good faith by the affirmative vote of at least 75% of the disinterested members of the Company's Board of Directors. Except for any remuneration and unreimbursed expenses accrued, vested and unpaid as of the date of any such termination, the Company shall be under no further financial obligation hereunder to the Consultant and the Consultant no longer shall be entitled to receive any remuneration under this Agreement; and all such remuneration and expenses shall be paid to the Consultant no later than 30 days following termination, or, if applicable, to his court appointed guardian or personal representative or to his devisees or heirs at law, in any such case within 30 days following the earlier of such appointment or entry of a court order directing such distribution.

         No termination or expiration of this Agreement, whether consummated by action of either party or by operation of the terms hereof, shall relieve the Consultant from his continued performance of the obligations established under Sections 6 and 7 hereof.

SECTION 10. MISCELLANEOUS

         10.1. NOTICE. All notices, consents, approvals, joinders, waivers and other communications required or permitted under this Agreement (each a "COMMUNICATION") shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial courier or United States Postal Service overnight delivery service, or, deposited with the United States Postal Service and mailed by first class, registered or certified mail, postage prepaid, if to:

         THE COMPANY:                    THE CONSULTANT:
         c/o Jeremy P. Ross, Esq.        do Patrick M. Castleberry, Esq.
         Bush Ross Gardner Warren        Kline, Kline, Elliott, Castleberry
         & Rudy, P.A.                    & Bryant, P.C.
         220 South Franklin Street       720 NE 63rd Street
         Tampa, FL 33602                 Oklahoma City, OK 73105

or to such other address as any shall have provided notice to the others in the manner herein permitted. Each such Communication shall be deemed given upon the earlier to occur of (i) actual receipt by the party to whom such Communication is directed; (ii) if sent by facsimile

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machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) such Communication is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Central Time and, if sent after 5:00 p.m. Central Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) after which such Communication is sent (subject in each case to the above-referenced confirmation copy being timely furnished);
(iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such Communication is directed) following deposit thereof with the United States Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any Communication hereunder.

         10.2. GOVERNING LAW. This Consulting Agreement shall be construed and enforced in accordance with the laws of the State of Oklahoma, excluding any conflict-of-law rule or principle that might refer the governance or the construction of this Consulting Agreement to the law of another jurisdiction. In the event of any conflict between the Federal Arbitration Act and the Oklahoma Uniform Arbitration Act (or successor provision), the Federal Arbitration Act and the case law thereunder shall control.

         10.3 ASSIGNMENT. The Company may assign its rights and delegate its responsibilities under this Consulting Agreement to any corporation or other legal entity which acquires all or substantially all of the operating assets of the Company by merger, consolidation, dissolution, liquidation, combination, sale or transfer of assets or otherwise on condition that such assignee is then financially able to assume such responsibilities. Consultant may assign his rights and delegate his responsibilities hereunder to any legal entity owned exclusively by him on condition that such legal entity appoint Tracy C. Freeny to perform the duties of the Consultant hereunder. The rights and obligations of this Consulting Agreement are otherwise not assignable by either party, and any attempted assignment shall be void.

         10.4 WAIVER OR MODIFICATION. This Consulting Agreement constitutes the entire agreement of the parties hereto and may be modified, amended or waived only by written instrument executed by both parties.

         10.5 COUNTERPARTS. This Consulting Agreement may be executed in any number of counterparts, by means of multiple signature pages each containing less than all required signatures, and by means of facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Consulting
Agreement to be duly executed and delivered effective as of the day and year first above written.

Consultant                               AmeriVision Communications, Inc.


/s/ TRACY C. FREENY                       By: /s/ KENNETH R. KOLEK
----------------------------------           -----------------------------------
Tracy C. Freeny, an individual               Kenneth R. Kolek, Chairman